UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 24, 2008

Merge Healthcare Incorporated
(Exact name of registrant as specified in its charter)

Wisconsin	0-29486	39-1600938
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin 53214
(Address of principal executive offices, including zip code)
(414) 977-4000
(Registrant’s telephone number, including area code)
Merge Technologies Incorporated
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)     Dismissal of independent registered public accounting firm.

        On June 24, 2008, KPMG LLP (“KPMG”) was notified on behalf of the Audit Committee of the Board of Directors of Merge Healthcare Incorporated (the “Company”) that, effective June 24, 2008, KPMG will be dismissed as the Company’s independent registered public accounting firm. This action followed a process undertaken by the Audit Committee.

        During the Company’s fiscal years ended December 31, 2006 and December 31, 2007 and the subsequent period through the date of the filing of this Current Report on Form 8-K, the Company has not had any disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with its opinion to the subject matter of the disagreement.

        In KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2006, KPMG identified material weaknesses in the Company’s internal control over financial reporting as of December 31, 2006 relating to the Company’s control environment, revenue recognition, accounting for income taxes, accounting for business combinations and implementation of a new accounting system. Such material weaknesses caused KPMG to opine that the Company had not maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. In addition, the material weaknesses related to revenue recognition, accounting for income taxes and accounting for business combinations resulted in errors in the Company’s consolidated financial statements, which required the Company to restate its consolidated financial statements as of December 31, 2006 and 2005 and for each of the years in the three-year period ended December 31, 2006 in a Form 10-K/A that the Company filed with the Securities Exchange Commission (“SEC”) on December 28, 2007. All of the material weaknesses identified by KPMG are more fully described in “Controls and Procedures — Management’s Report on Internal Control Over Financial Reporting” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 that the Company filed with the SEC.

        In KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2007, KPMG identified a material weakness related to the Company’s accounting for income taxes, which caused KPMG to opine that the Company had not maintained effective internal control over financial reporting as of December 31, 2007, based on criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. The material weakness is more fully described in “Controls and Procedures — Management’s Report on Internal Control Over Financial Reporting” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 that the Company filed with the SEC.

        KPMG’s report on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2007 noted that the Company’s financial statements were prepared assuming that the Company will continue as a going concern. KPMG stated that, as discussed in Note 1 to the consolidated financial statements, the Company suffered recurring losses from operations and negative cash flows that raise substantial doubt about the Company’s ability to continue as a going concern and noted that the consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

        KPMG’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2006 stated the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

        KPMG’s report on the Company’s consolidated financial statements as of and for the year ended December 31, 2007 stated the Company adopted the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective January 1, 2007 and the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 1, 2006.

        A letter from KPMG is attached as Exhibit 16 to this Current Report on Form 8-K.

(b)     Engagement of new independent registered public accounting firm.

        On June 24, 2008, following the process described above, the Audit Committee appointed BDO as the Company’s new independent registered public accounting firm for the remainder of fiscal year 2008. BDO formally accepted the engagement on June 26, 2008, and the Company and BDO entered into an engagement letter on that date. The Company did not engage BDO in any prior consultations during the Company’s fiscal years ended December 31, 2006 or December 31, 2007, or the subsequent period through the date of the filing of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(16)	Letter from KPMG LLP, dated June 25, 2008.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE HEALTHCARE INCORPORATED
Date: June 26, 2008	By: /s/ Steven Oreskovich
Steven Oreskovich
Chief Financial Officer and Treasurer

MERGE HEALTHCARE INCORPORATED

EXHIBIT INDEX TO FORM 8-K
Report Dated June 24, 2008

Exhibit No.

(16)	Letter from KPMG LLP, dated June 25, 2008.